EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Class A Ordinary Shares and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: February 12, 2021

INDEX VENTURES V (JERSEY) L.P.

By:	/s/ Sarah Earles
Name: Sarah Earles
Title: Director

INDEX VENTURES V PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:	/s/ Sarah Earles
Name: Sarah Earles
Title: Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services Limited as authorized signatory of Yucca (Jersey) SLP in its capacity as an Administrator of the Index Co- Investment Scheme

By:	/s/ Sarah Earles
Name: Sarah Earles
Title: Authorized Signatory

By:	/s/ Genesis Perez
Name: Genesis Perez
Title: Authorized Signatory

INDEX VENTURE ASSOCIATES V LIMITED

By:	/s/ Sarah Earles
Name: Sarah Earles
Title: Director